Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of May 15, 2020 (this “Second Amendment”), to the ABL Credit Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment, dated as of March 20, 2018, and as further amended, restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Second Amendment, the “Credit Agreement”), among GNC CORPORATION, a Delaware corporation (“Parent”), GENERAL NUTRITION CENTERS, INC., a Delaware corporation (the “ABL Administrative Borrower”), each other Borrower from time to time party thereto, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Parent, the ABL Administrative Borrower, the other Borrowers from time to time party thereto, the Lenders and the Administrative Agent are parties to the Existing Credit Agreement; and

WHEREAS, pursuant to Section 9.2(b) of the Existing Credit Agreement, the ABL Administrative Borrower and the Lenders party hereto (for the avoidance of doubt, constituting at least the Required FILO Lenders and the Required Revolving Lenders) hereby agree to amend the Existing Credit Agreement as set forth herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein or the context otherwise requires, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

SECTION 2. Amendments. Effective as of the Second Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order:

“Liquidity”: at any time, (i) the aggregate stated balance sheet amount of Unrestricted Cash of the ABL Administrative Borrower and its Restricted Subsidiaries minus (ii) Borrowing Base Cash.

(b) The following defined terms set forth in Section 1.1 of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

“FILO Springing Maturity Date”: August 10, 2020 or, if later, the date that is 91 days prior to the stated maturity date of any Indebtedness that refinances the Convertible Senior Notes and has a stated maturity date between November 9, 2020 and April 1, 2023; provided that (a) if, at any time on or after June 15, 2020, Liquidity is less than $100,000,000 or the ABL Administrative Borrower has failed to deliver any certificate described in the following proviso and (b) if, either (i) the holders (other than any Defaulting Lender) of more than 25% of the aggregate unpaid principal amount of the FILO Term Loans then outstanding have elected by written notice to the ABL Administrative Borrower and the Administrative Agent to accelerate the FILO Springing Maturity Date to June 15, 2020, or (ii) the Revolving Springing Maturity Date has been accelerated to June 15, 2020 pursuant to the definition of “Revolving Springing Maturity Date”, or (iii) the “Springing Maturity Date” (as defined in the Term Loan Credit Agreement) has been accelerated to June 15, 2020 pursuant to the Term Loan Credit Agreement, then the FILO Springing Maturity Date shall be June 15, 2020; provided that a Responsible Officer of the ABL Administrative Borrower shall deliver a certificate to the Administrative Agent on June 15, 2020 and on each Monday thereafter (and on any other day as the Administrative Agent or any Lender may request such a certificate) certifying that Liquidity is at least $100,000,000 as of such date (and, with respect to any such certificate delivered after June 15, 2020, that Liquidity has been at least $100,000,000 at all times since June 15, 2020).

“Revolving Springing Maturity Date”: August 10, 2020 or, if later, the date that is 91 days prior to the stated maturity date of any Indebtedness that refinances the Convertible Senior Notes and has a stated maturity date between November 9, 2020 and November 27, 2022; provided that (a) if, at any time on or after June 15, 2020, Liquidity is less than $100,000,000 or the ABL Administrative Borrower has failed to deliver any certificate described in the following proviso and (b) if, either (i) the holders (other than any Defaulting Lender) of more than 25% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Credit Exposure have elected by written notice to the ABL Administrative Borrower and the Administrative Agent to accelerate the Revolving Springing Maturity Date to June 15, 2020, or (ii) the FILO Springing Maturity Date has been accelerated to June 15, 2020 pursuant to the definition of “FILO Springing Maturity Date”, or (iii) the “Springing Maturity Date” (as defined in the Term Loan Credit Agreement) has been accelerated to June 15, 2020 pursuant to the Term Loan Credit Agreement, then the Revolving Springing Maturity Date shall be June 15, 2020; provided that a Responsible Officer of the ABL Administrative Borrower shall deliver a certificate to the Administrative Agent on June 15, 2020 and on each Monday thereafter (and on any other day as the Administrative Agent or any Lender may request such a certificate) certifying that Liquidity is at least $100,000,000 as of such date (and, with respect to any such certificate delivered after June 15, 2020, that Liquidity has been at least $100,000,000 at all times since June 15, 2020).

SECTION 3. Covenants. Each Loan Party agrees that, notwithstanding any provision of the Credit Agreement to the contrary, from and after the Second Amendment Effective Date:

(a) Revolving Credit Borrowings; Letters of Credit. The Loan Parties shall not request any Revolving Credit Borrowings pursuant to Section 2.6 of the Credit Agreement, request any Swingline Loans pursuant to Section 2.7 of the Credit Agreement, or request any issuance of (or increase in) any Letter of Credit, in each case if, after giving effect to such Revolving Credit Borrowing, to the borrowing of such Swingline Loan, or to the issuance of (or increase in) such Letter of Credit, the aggregate amount of Revolving Credit Loans, Swingline Loans and LC Exposure then outstanding would exceed $66,000,000.

(b) Executive Compensation. Promptly following the approval by any Loan Party of any special bonus or retention payment (including pursuant to any key employee retention plan) to, or of the entry into by such Loan Party of any new or amended employment agreement with, any of the Loan Parties’ executive officers, the Loan Parties shall provide a summary to the Administrative Agent and to Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as counsel to an ad hoc group of certain holders of only FILO Term Loans represented by such law firm (the “FILO Only Ad Hoc Group”) and Milbank LLP, as counsel to an ad hoc group of certain holders of Term Loans and FILO Term Loans represented by such law firm (the “Crossover Ad Hoc Group” and collectively with the FILO Only Ad Hoc Group the “Ad Hoc Groups”), of the bonus, payment or new or amended employment agreement for which approval has been obtained.

(c) Restricted Payments. The Loan Parties shall not pay or cause to be paid any Restricted Payments under clause (b), (d), (g), (i) or (j) of Section 6.6 of the Credit Agreement.

(d) Prepayments. The Loan Parties shall not make or offer in writing to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Junior Material Debt (other than any such payment permitted by clause (i) (other than, for the avoidance of doubt, a refinancing with Net Cash Proceeds of any Indebtedness incurred under the Revolving Credit Facility), (iii) or (vi) of Section 6.9(a) of the Credit Agreement), the Convertible Senior Notes or Indebtedness in respect of any principal under the Term Loan Credit Agreement.

(e) Borrowing Base Certificates. On the immediately following Wednesday after the end of every consecutive two-calendar-week period, commencing with Wednesday, May 27, 2020, deliver a Borrowing Base Certificate to the Administrative Agent as of the close of business on Saturday of the immediately preceding week, and covering the period consisting of the two weeks ended on such Saturday. For the avoidance of doubt, (x) this Section 3(e) shall not require the delivery of Borrowing Base Certificates more frequently than every two weeks, except to the extent more frequent delivery is required or permitted by Section 5.9 of the Credit Agreement, and (y) the delivery of Borrowing Base Certificates pursuant to this Section 3(e) is in lieu of and not in addition to the delivery of monthly Borrowing Base Certificates pursuant to Section 5.9 of the Credit Agreement; provided that the ABL Administrative Borrower shall deliver the monthly Borrowing Base Certificate for the month ending April 30, 2020 pursuant to Section 5.9 of the Credit Agreement. For purposes of Annex A and Annex B of the Credit Agreement, any Borrowing Base Certificate delivered pursuant to this Section 3(e) shall be deemed a Borrowing Base Certificate delivered pursuant to Section 5.9 of the Credit Agreement.

(f) Engagements. Holdings, on behalf of itself and each of its respective subsidiaries and affiliates, shall, within ten Business Days (or such later date as may be agreed to by the FILO Only Ad Hoc Group) after the Second Amendment Effective Date, execute and acknowledge an engagement letter between (A) the FILO Only Ad Hoc Group and (B) a financial advisor acceptable to the FILO Only Ad Hoc Group on terms and conditions acceptable to the FILO Only Ad Hoc Group and the ABL Administrative Borrower (it being understood and agreed that such financial advisor may provide the Administrative Agent with such analysis and work product as the FILO Only Ad Hoc Group reasonably determines). It is understood and agreed that the Administrative Agent reserves the right to engage a financial advisor acceptable to the Administrative Agent on terms and conditions acceptable to the Administrative Agent and the ABL Administrative Borrower to the extent the Administrative Agent deems appropriate, and in connection with the foregoing Holdings, on behalf of itself and each of its respective subsidiaries and affiliates, shall countersign for fee reimbursement and indemnification purposes a customary engagement letter within ten Business Days (or such later date as may be agreed to by the Administrative Agent) of the Administrative Agent presenting such letter to Holdings.

(g) Budget. Holdings shall deliver to the Administrative Agent and to counsel to the Ad Hoc Group a 13-week budget reasonably acceptable to the Administrative Agent and such counsel reflecting the Loan Parties’ anticipated cash receipts and anticipated disbursements for the period from the day following the last day of the most recent budget delivered pursuant to Section 4(d) or this Section 3(g), as applicable, through and including the end of the thirteenth calendar week thereafter, in each case no later than the date that is four Business Days prior to the last day of the most recent budget delivered pursuant to Section 4(d) or this Section 3(g), as applicable.

(h) Borrowing Base Cash. The ABL Administrative Borrower (i) shall ensure that the Borrowing Base includes Borrowing Base Cash in an amount sufficient to cause Availability to be no less than $15,000,000 at any time and (ii) agrees that Borrowing Base Cash shall not be applied to any purpose other than (x) repayment of Revolving Credit Loans or Swingline Loans or cash collateralization of Letters of Credit or (y) payment of Cash Management Obligations and obligations under Specified Hedge Agreements, in each case to the extent described in clauses (5), (6) or (7) of Section 2.21(b) of the Credit Agreement.

(i) Control Agreements. The ABL Administrative Borrower and the other Loan Parties shall ensure that no Unrestricted Cash of any Loan Party shall be held in any deposit account or securities account (other than in each case any Excluded Account, any zero balance account, or any other accounts with balances that, in the aggregate, do not exceed $5,000,000 for a period of at least three consecutive Business Days) that is not either (i) maintained at the Collateral Agent or (ii) subject to a control agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4. Effectiveness. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which:

(a) The Administrative Agent shall have received this Second Amendment executed and delivered by each of (i) the Loan Parties, (ii) the Lenders constituting at least the Required FILO Lenders and (iii) the Lenders constituting at least the Required Revolving Lenders.

(b) The Administrative Agent shall have received a true and complete copy of an amendment to the Term Loan Credit Agreement (i) executed and delivered by the ABL Administrative Borrower and the lenders thereunder constituting at least the “Required Lenders” (as defined in the Term Loan Credit Agreement) and (ii) changing the “Springing Maturity Date” (as defined in the Term Loan Credit Agreement) to August 10, 2020 in a manner substantially similar to the amendments to the FILO Springing Maturity Date and Revolving Springing Maturity Date set forth in Section 2 above.

(c) Holdings shall have paid in full in cash all accrued and unpaid fees and expenses of professional advisors to the Administrative Agent and the Ad Hoc Groups, in each case, invoiced within two Business Days prior to the Second Amendment Effective Date (it being understood that, notwithstanding anything to the contrary in the Credit Agreement, this clause (c) shall include the accrued and unpaid fees and expenses of separate legal counsel for each of the Administrative Agent and each Ad Hoc Group, respectively).

(d) Holdings shall have delivered to the Administrative Agent and to counsel to the Ad Hoc Groups a 13-week budget reasonably acceptable to the Administrative Agent and such counsel reflecting the Loan Parties’ anticipated cash receipts and anticipated disbursements for the period from May 9, 2020 through and including the end of the thirteenth calendar week thereafter.

SECTION 5. Representations and Warranties. In order to induce the Required FILO Lenders and the Required Revolving Lenders to enter into this Second Amendment, the Loan Parties hereto represent and warrant as of the date hereof to the Administrative Agent and each Lender party hereto that the following statements are true and correct in all material respects (or in all respects if qualified by “materiality” or “Material Adverse Effect”):

(a) Each of Parent and the ABL Administrative Borrower and its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing or in full force and effect under the laws of the jurisdiction of its organization (to the extent such concepts exist in such jurisdictions), (ii) has the organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign organization and in good standing or in full force and effect under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law, except, in the case of the foregoing clauses (i) (solely with respect to Restricted Subsidiaries), (ii), (iii) and (iv), as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Second Amendment and the Credit Agreement as amended hereby. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Second Amendment and the Credit Agreement as amended hereby. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment or the Credit Agreement as amended hereby, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the consents, authorizations, filings and notices described in Schedule 3.4 to the

Credit Agreement, (iii) the filings referred to in Section 3.18 of the Credit Agreement, (iv) filings necessary to create or perfect Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (v) those consents, authorizations, filings and notices the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. This Second Amendment has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Second Amendment constitutes, and the Credit Agreement as amended hereby constitutes, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) The execution, delivery and performance by each Loan Party of this Second Amendment and the Credit Agreement as amended hereby will not violate any Requirement of Law applicable to, or any Contractual Obligation of, Parent, the ABL Administrative Borrower or any of its Restricted Subsidiaries, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than Permitted Liens).

SECTION 6. Reaffirmation.

(a) To induce the Required FILO Lenders and the Required Revolving Lenders to enter into this Second Amendment, each of the Loan Parties hereby confirms, ratifies, acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any guarantees provided for therein and any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof (including as amended pursuant to this Second Amendment). Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Second Amendment.

(b) Each Guarantor acknowledges and agrees that (i) such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to this Second Amendment and (ii) nothing in the Credit Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment, consent or waiver of the terms of the Credit Agreement.

SECTION 7. Continuing Effect of the Credit Agreement. This Second Amendment shall not constitute an amendment or waiver of any provision of the Existing Credit Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the ABL Administrative Borrower or any other Loan Party that would require a waiver or consent of any of the Lenders and/or the Administrative Agent. Except as expressly amended hereby, the provisions of the Existing Credit Agreement and each other Loan Document are and shall remain in full force and effect. Each of the Lenders party hereto agrees not to take a contrary position to, or to take any action inconsistent with, this Second Amendment.

SECTION 8. Loan Document. Each of this Second Amendment and the Credit Agreement as amended hereby is a Loan Document.

SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL; MISCELLANEOUS.

(a) THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES TO THE TERMS SET FORTH IN SECTIONS 9.9 AND 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS.

(c) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Credit Agreement.

(d) This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages hereof. Any provision of this Second Amendment may be amended, waived or modified with the consent of the Required Revolving Lenders and/or the Required FILO Term Loan Lenders, as applicable, to the extent provided in Section 9.2 of the Credit Agreement, other than any such subsequent amendment, waiver or modification to the extent it would otherwise require the consent of Lenders holding a higher percentage of any Class or the consent of all affected Lenders, as applicable, pursuant to the Credit Agreement.

(e) The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Second Amendment and any document to be signed in connection with this Second Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries and (to the extent approved by the Administrative Agent) contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Second Amendment. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Second Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 10. Severability. If any provision of this Second Amendment shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

SECTION 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Second Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Second Amendment.

SECTION 12. GENERAL RELEASE.

(a) AS PART OF THE CONSIDERATION FOR THE LENDERS’ EXECUTION OF THIS SECOND AMENDMENT, THE ABL ADMINISTRATIVE BORROWER, EACH OTHER BORROWER AND EACH GUARANTOR, EACH ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY FOREVER, FULLY, UNCONDITIONALLY, AND IRREVOCABLY RELEASES, WAIVES, AND FOREVER DISCHARGES THE AGENTS, THE LENDERS AND EACH OF THEIR SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS AND OTHER PROFESSIONALS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, DEBTS, DEMANDS, CAUSES OF ACTION (WHETHER AT LAW OR IN EQUITY OR OTHERWISE), DAMAGES, COSTS, ATTORNEYS’ FEES, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, DEFENSES, COUNTERCLAIMS, SETOFFS, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, FIXED OR CONTINGENT, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH, RESULTING FROM OR RELATED TO ANY ACT OR OMISSION UNDER ANY LOAN DOCUMENT BY ANY AGENT, ANY LENDER OR ANY OTHER RELEASEE PRIOR TO THE DATE HEREOF (COLLECTIVELY, THE “CLAIMS”); PROVIDED THAT THE FOREGOING SHALL NOT RELEASE CLAIMS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. THE ABL ADMINISTRATIVE BORROWER, EACH OTHER BORROWER AND EACH GUARANTOR, FURTHER AGREES THAT IT SHALL NOT COMMENCE, INSTITUTE, OR PROSECUTE ANY LAWSUIT, ACTION OR OTHER PROCEEDING, WHETHER JUDICIAL, ADMINISTRATIVE OR OTHERWISE, TO COLLECT OR ENFORCE ANY CLAIM EXCEPT THAT THE ABL ADMINISTRATIVE BORROWER,

EACH OTHER BORROWER AND EACH GUARANTOR, SHALL HAVE NO OBLIGATION HEREUNDER WITH RESPECT TO ANY CLAIM RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. FURTHERMORE, EACH OF THE RELEASING PARTIES HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY COVENANTS AND AGREES WITH AND IN FAVOR OF EACH RELEASEE THAT IT WILL NOT SUE (AT LAW, IN EQUITY, IN ANY REGULATORY PROCEEDING OR OTHERWISE) ANY RELEASEE ON THE BASIS OF ANY CLAIM RELEASED AND/OR DISCHARGED BY THE RELEASING PARTIES PURSUANT TO THIS SECTION 12. IN ENTERING INTO THIS SECOND AMENDMENT, EACH OF THE RELEASING PARTIES HAS CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASEES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH ABOVE DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS AND/OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY THEREOF.

(b) THE PROVISIONS OF THIS SECTION 12 SHALL SURVIVE AND REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE TERMINATION OF THIS SECOND AMENDMENT, ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF.

(c) EACH RELEASING PARTY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS AND AGREES THAT THIS INSTRUMENT SHALL BE AND REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS. THIS RELEASE SHALL BE AND REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE DISCOVERY BY ANY RELEASING PARTY AFTER THE DATE HEREOF (I) OF ANY NEW OR ADDITIONAL CLAIM AGAINST ANY RELEASEE, (II) OF ANY NEW OR ADDITIONAL FACTS IN ANY WAY RELATING TO THIS RELEASE, (III) THAT ANY FACT RELIED UPON BY IT WAS INCORRECT, OR (IV) THAT ANY REPRESENTATION OR WARRANTY MADE BY ANY RELEASEE WAS UNTRUE OR THAT ANY RELEASEE CONCEALED ANY FACT, CIRCUMSTANCE OR CLAIM RELEVANT TO A RELEASING PARTY’S EXECUTION OF THIS RELEASE. EACH RELEASING PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE RELEASE SET FORTH ABOVE MAY BE PLEADED AS A FULL AND COMPLETE DEFENSE AND MAY BE USED AS A BASIS FOR AN INJUNCTION AGAINST ANY ACTION, SUIT OR OTHER PROCEEDING WHICH MAY BE INSTITUTED, PROSECUTED OR ATTEMPTED IN BREACH OF THE PROVISIONS OF SUCH RELEASE.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

GENERAL NUTRITION CENTERS, INC., as the ABL Administrative Borrower

By:
Name:
Title:

GNC CORPORATION, as the Parent

By:
Name:
Title:

[●], as a Guarantor

By:
Name:
Title:

[Signature Page to Second Amendment to GNC ABL Credit Agreement]

[Lender Signature Block], as a Lender

By:
Name:
Title:

[Signature Page to Second Amendment to GNC ABL Credit Agreement]

Acknowledged and Agreed:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Title:

[Signature Page to Second Amendment to GNC ABL Credit Agreement]